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                                                                    EXHIBIT 23.1





                         Independent Auditors' Consent



The Board of Directors
Texas Biotechnology Corporation:


We consent to incorporation by reference in the registration statements (Nos. 33-79656, 33-79658, 3379670, 33-93282 and 33-93368) on Form S-8 and (Nos.
33-92152 and 333-03433) on Form S-3 of Texas Biotechnology Corporation of our report dated February 21, 1997 relating to the consolidated balance sheets of Texas Biotechnology Corporation and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1996, 1995 and 1994, and the period from August 2, 1989 (date of incorporation) to December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Texas Biotechnology Corporation.





                                                           KPMG PEAT MARWICK LLP


Houston, Texas
March 7, 1997